UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2016 (December 5, 2016)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement

On December 5, 2016, Pain Therapeutics, Inc. (the “Company”) sent a letter (the “Letter”) to Durect Corporation (“Durect”) pursuant to the Development and License Agreement, dated as of December 19, 2002, by and among the Company, Durect and Southern Biosystems, Inc., as amended (the “DLA”), that provided Durect with formal written notice that the Company is removing, effective as of December 5, 2016, the opioid drugs hydromorphone and oxymorphone (and only hydromorphone and oxymorphone) as licensed products under the DLA.

The Letter does not alter the terms of the DLA regarding the remaining licensed product, REMOXY® ER (oxycodone capsules CII), or otherwise amend the DLA.    For avoidance of doubt, all terms and conditions of the DLA remain in full force and effect with respect to REMOXY.

Item 8.01. Other Events

The disclosure set forth above under Item 1.01 is hereby incorporated by reference to this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: December 8, 2016	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer